BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20160295857-35
Secretary of State	Filing Date and Time: 06/30/2016 4:20 PM
State of Nevada	Entity Number: E0294582016-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CICLET HOLDINGS CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NEVADA INCORPORATING COMPANY
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 175000000 | Par value per share: $ 0.000010 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) EUGENIO L JUMAWAN JR
Name
723 S CASINO CENTER BLVD., 2ND FL. | LAS VEGAS | NV | 89101-6716
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

EUGENIO L JUMAWAN JR | X EUGENIO L JUMAWAN JR
Name | Incorporator Signature

723 S CASINO CENTER BLVD., 2ND FL. | LAS VEGAS | NV | 89101-6716
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NEVADA INCORPORATING COMPANY | 6/30/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

SECOND PAGE ARTICLES OF INCORPORATION FOR:

CICLET HOLDINGS CORP.

$100,000,000 NUMBER OF COMMON SHARES WITH .00001 PAR VALUE PER SHARE

$ 75,000,000 NUMBER OF PREFERRED SHARES WITH .00001 PAR VALUE PER SHARE

X

EUGENIO L. JUMAWAN JR.
PRESIDENT